Exhibit 99.1

VAALCO Energy, Inc.
4600 Post Oak Place, Suite 309
Houston, Texas 77027

December 21, 2010

Mr. James C. Flores
Chairman, President & Chief Executive Officer
Plains Exploration & Production Company
700 Milam
Suite 3100
Houston, TX

Dear Jim,

VAALCO Energy has decided to pursue potential oil and gas opportunities onshore in the United States.  In order to avoid any real or perceived conflicts of interest between Plains Exploration and VAALCO I hereby submit my resignation from the Board of Directors Plains Exploration and Production Company.

I congratulate you, your management team and the Board of Directors for the professional manner in which Plains conducted its business and I wish you and your team continued success in the future.

Sincerely

/s/ Robert L. Gerry III
Robert L. Gerry III